UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in charter)

California	95-3535285
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

9112 Spectrum Center Boulevard San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Rights to Purchase Shares of Common Stock, no par value

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of Form 8-A is hereby amended by adding the following at the end thereof:

On March 21, 2011, Overland Storage, Inc. (the “Company”) and Wells Fargo Bank, N.A. (the “Rights Agent”) executed Amendment No. 1 (“Amendment No. 1”) to the Shareholder Rights Agreement, dated as of August 22, 2005 (“Rights Agreement”), by and between the Company and the Rights Agent. All capitalized terms used and not defined herein have the meanings ascribed to them in the Rights Agreement, as amended by Amendment No. 1.

Amendment No. 1 amends the Rights Agreement to increase the beneficial ownership threshold for a Restricted Person from 15% or more of the outstanding Common Shares to 20% or more of the outstanding Common Shares.

A copy of Amendment No. 1 is attached hereto as Exhibit 4.3 and incorporated herein by reference. The above description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.3 attached hereto.

Item 2.	Exhibits.

Item 2 of Form 8-A is hereby amended by adding the following immediately after the reference to Exhibit 4.2 therein:

4.3	Amendment No. 1 to Shareholder Rights Agreement dated as of March 21, 2011, between Overland Storage, Inc. and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OVERLAND STORAGE, INC.

Date: March 22, 2011	By:	/s/ Kurt L. Kalbfleisch
Name: Kurt L. Kalbfleisch
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.3	Amendment No. 1 to Shareholder Rights Agreement dated as of March 21, 2011, between Overland Storage, Inc. and Wells Fargo Bank, N.A.